UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2008

JETBLUE AIRWAYS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State of Other Jurisdiction of Incorporation)

000-49728 (Commission File Number)	87-0617894 (I.R.S. Employer Identification No.)

118-29 Queens Boulevard, Forest Hills, New York (Address of principal executive offices)	11375 (Zip Code)

(718) 286-7900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 27, 2008, JetBlue Airways Corporation issued a press release announcing the deferral of 21 Airbus A320 aircraft. JetBlue Airways Corporation and Airbus, S.A.S. amended the A320 Purchase Agreement, dated as of April 20, 1999, by Amendment 32, entered into as of May 23, 2008, by which amendment JetBlue and Airbus agreed to defer 21 Airbus A320 aircraft originally scheduled for delivery between 2009 through 2011 to 2014 through 2015. A copy of the press release is filed herewith as Exhibit 99.

JetBlue Airbus A320 Modified Firm Aircraft Delivery Schedule:

	2009	2010	2011	2012	2013	2014	2015
Previous Firm A320 Orders	12	10	10	13	13	0	0
Revised Firm A320 Orders	3	3	5	13	13	12	9
Net Change	(9)	(7)	(5)	0	0	12	9
Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number	Description
99	Press Release dated May 27, 2008 announcing deferral of 21 Airbus A320 aircraft.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION (Registrant)
By:	/s/ EDWARD BARNES
Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)

Date: May 27, 2008

EXHIBIT INDEX

Exhibit Number	Description
99	Press Release dated May 27, 2008 announcing deferral of 21 Airbus A320 aircraft.